Exhibit 99.1

Titan Pharmaceuticals Announces Board Expansion and Management Changes

SOUTH SAN FRANCISCO, Calif., August 16, 2022 /PRNewswire/ — Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”) today announced that it has expanded its Board of Directors (the “Board”) from five (5) to eleven (11) and appointed six new directors following their election at its special meeting of stockholders held on August 15, 2022 (the “Special Meeting”). The new directors, which were on a nominee slate proposed by Activist Investing LLC (together with its affiliates, “Activist Investing”), are Avraham Ben-Tzvi, Peter L. Chasey, Eric Greenberg, David E. Lazar, Matthew C. McMurdo and David Natan.

In addition, following the Special Meeting, Mr. Lazar was appointed interim Chairman and Chief Executive Officer, with a mandate to lead Titan’s continuing review of strategic alternatives. Mr. Lazar succeeds Marc Rubin, M.D., who will no longer serve as Executive Chairman, but will remain on the Board.

“As one of the largest investors in Titan, Activist Investing’s goal is to help the Company unlock value for both ourselves and our fellow shareholders through a strategic transaction,” commented Mr. Lazar. “I believe the reconstituted Board, which collectively possess decades of experience in pharmaceutical executive leadership, clinical research, strategic turnarounds, deal structuring, corporate governance, investment management, accounting, finance and corporate law, will be a tremendous asset in this endeavor.”

Biographies of Newly Elected Directors

●	Avraham Ben-Tzvi is the Founder of ABZ Law Office, a boutique Israeli law firm specializing in outsourced general counsel services for publicly traded as well as private companies and corporations, Investments & Securities Laws, Commercial Law & Contracts and various civil law matters, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and secretary at Medigus Ltd., a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Mr. Ben-Tzvi is a member of the Israel Bar Association, and is also licensed as a Notary by the Israeli Ministry of Justice. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in a number of business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Mr. Ben-Tzvi holds a B.A., magna cum laude, in Economics from Yeshiva University in New York and an LLB, magna cum laude with Honors, in from Sha'arei Mishpat College of Law in Hod HaSharon, Israel.

●	Peter L. Chasey serves as the Owner of Chasey Law Offices, a law practice specializing in personal litigation, business litigation and commercial law, since founding the practice in 2005. Earlier in his career, Mr. Chasey served as staff counsel for one of the largest insurance companies in the world defending general claims against insured businesses and also served as a land surveyor. Mr. Chasey holds a B.S. in Political Science and Government from the University of San Diego and a J.D. from the University of San Diego School of Law.

●	Eric Greenberg has over 40 years of capital markets experience. As a trader and portfolio manager at hedge funds, his areas of expertise included the development of trading strategies, portfolio management and deal structuring. Mr. Greenberg was Co-Founder of Blink Charging Co., a leader in the EV charging infrastructure industry. In addition, Mr. Greenberg provides investor relation and digital marketing services for companies across a variety of industries, such as life sciences, fintech, internet platforms and others. Mr. Greenberg holds a B.B.A in Finance from Baruch College and an M.B.A. in Finance from Baruch College Zicklin School of Business.

●	David E. Lazar has served as the Chief Executive Officer of Custodian Ventures LLC, a company which specializes in assisting distressed public companies through custodianship, since February 2018, and Activist Investing LLC, an actively managed investment fund, since March 2018. Previously, Mr. Lazar served as Managing Partner at Zenith Partners International Inc., a boutique consulting firm, from July 2012 to April 2018. In his role as Chief Executive Officer of Custodian Ventures LLC, Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries. Mr. Lazar currently serves as an Advisor to PROMAX Investments LLC, a position he has held since July 2022, and as an Ambassador at Large for the Arab African Council for Integration and Development, since March 2022.

●	Matthew C. McMurdo currently serves as Managing Member of McMurdo Law Group, LLC, a corporate and securities law practice, since 2010. Previously, Mr. McMurdo was a Partner at Nannarone & McMurdo, LLP, a boutique law firm, from 2008 to 2010. In addition, Mr. McMurdo served as General Counsel of Berkley Asset Management LLC, the general partner of a real estate fund focused on opportunistic and distressed real estate assets, from 2011 to 2013. Mr. McMurdo holds a B.S. in Finance from Lehigh University and a J.D., cum laude, from Benjamin N. Cardozo School of Law.

●	David Natan currently serves as President and Chief Executive Officer of Natan & Associates, LLC, a consulting firm offering chief financial officer services to public and private companies in a variety of industries, since 2007. In addition, Mr. Natan currently serves as Executive Vice President and Chief Financial Officer for Airborne Motorworks, Inc., a privately-held aerospace transportation company, since April 2020. From February 2010 to May 2020, Mr. Natan served as Chief Executive Officer of ForceField Energy, Inc., a company focused on the solar industry and LED lighting products. From February 2002 to November 2007, Mr. Natan served as Executive Vice President of Reporting and Chief Financial Officer of PharmaNet Development Group, Inc., a drug development services company, and, from June 1995 to February 2002, as Chief Financial Officer and Vice President of Global Technovations, Inc., a manufacturer and marketer of oil analysis instruments and speakers and speaker components. Prior to that, Mr. Natan served in various roles of increasing responsibility with Deloitte & Touche LLP, a global consulting firm. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of Global Diversified Marketing Group, Inc., a manufacturer, marketer and distributor of food and snack products, since February 2021 and serves as a member of the Board of Directors and Chair of the Audit Committee of Sunshine Biopharma, Inc., a pharmaceutical and nutritional supplement company, since February 2022. Previously, Mr. Natan served as Chairman of the Board of Directors of ForceField Energy, Inc., from April 2015 to May 2020, and as a member of the Board of Directors of Global Technovations, Inc., from December 1999 to December 2001. Mr. Natan holds a B.A. in Economics from Boston University.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a development stage company developing proprietary therapeutics with its ProNeura® long-term, continuous drug delivery technology. The ProNeura technology has the potential to be used in developing products for treating a number of chronic conditions, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. In December 2021, Titan commenced a process to explore and evaluate strategic alternatives to enhance shareholder value.

For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to our ability to raise capital, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACT:

David E. Lazar

David@activistinvestingllc.com

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